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      As filed with the Securities and Exchange Commission on July 15, 1999


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

          FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
         SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

                           LOCAL FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

            Delaware                                    65-0424192
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

               3601 N.W. 63rd Street Oklahoma City, Oklahoma 73116
   (Address, including Zip Code, of Registrant's Principal Executive Offices)

                                   Copies to:

Michael R. Ford                                   Gary W. Derrick
Fellers, Snider, Blankenship, Bailey              Derrick & Briggs, LLP
& Tippens, P.C.                                   100 N. Broadway, 20th Floor
100 N. Broadway, Suite 1700                       Oklahoma City, Oklahoma 73102
Oklahoma City, Oklahoma 73102                     405-235-1900
405-232-0621

If this form relates to the registration of a     If this form relates to the registration of a
class of securities pursuant to Section 12(b)     class of securities pursuant to Section 12(g)
of the Exchange Act and is effective              of the Exchange Act and is effective
pursuant to General Instruction A.(c),            pursuant to General Instruction A.(d),
please check the following box [ ]                please check the following box [X]
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Securities Act registration statement file number to which this form relates:
333-43727

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $0.01 per share
                                (title of class)




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         Effective July 15, 1999, the common stock, par value $0.01 per share
(the "Common Stock"), of Local Financial Corporation (the "Company") will begin trading on the Nasdaq National Market and will cease trading on the American
Stock Exchange. The Company's senior notes will continue to trade on the
American Stock Exchange. The Company is filing this Registration Statement (the
"Form 8-A") to register its Common Stock under 12(g) of the Exchange Act of
1934.

Item 1.  Description of Registrant's Securities to be Registered.

         On April 21, 1999, the Company filed with the Securities and Exchange
Commission (the "Commission") a Post-Effective Amendment No. 1 to its
Registration Statement on Form S-1, File No. 333-43727, with respect to its
Common Stock. The Common Stock was described in the registration statement referred to above under the caption "Description of Capital Stock", and such description is incorporated by reference herein in response to the information required by this Item.

Item 2.  Exhibits.

     *3.1 Certificate of Incorporation of Local Financial Corporation
     *3.2 Certificate of Amendment to Certificate of Incorporation of Local
          Financial Corporation
     *3.3 Bylaws of Local Financial Corporation
     *4.4 Form of Common Stock certificate of Local Financial Corporation

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     *    Incorporated by reference to the exhibits in the Registration
          Statement on Form S-1 previously filed by the Company (Registration
          no. 333-43727). All exhibits required by Instruction II to Item 2 will be provided to the Nasdaq Stock Market, Inc.


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the Company has duly caused this Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.

                                LOCAL FINANCIAL CORPORATION


Date: July 14, 1999             By:   /s/ Edward A. Townsend
                                      -----------------------------------------
                                      Edward A. Townsend, Chairman of the Board
                                      and Chief Executive Officer







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